Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 No. 33-20291 and No. 33-2830 relating to the Management Incentive Compensation Plan of The Interpublic Group of Companies, Inc. (the “Company”); Registration Statements on Form S-8 No. 33-5352, No. 33-21605, No. 333-4747, and No. 333-23603 relating to the 1986 Stock Incentive Plan, the 1986 United Kingdom Stock Option Plan and the 1996 Stock Incentive Plan of the Company; Registration Statements on Form S-8 No. 33-10087 and No. 33-25555 relating to the Long-Term Performance Incentive Plan of the Company; Registration Statement on Form S-8 No. 333-28029 relating to The Interpublic Outside Directors’ Stock Incentive Plan of the Company; Registration Statement on Form S-8 No. 333-42675 relating to the 1997 Performance Incentive Plan of the Company; Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 No. 333-59254 relating to the True North Communications Inc. Stock Option Plan and the Bozell, Jacobs, Kenyon & Eckhardt, Inc. Stock Option Plan; Registration Statement on Form S-8 No. 333-89896 relating to the 2002 Performance Incentive Plan of the Company; Registration Statement on Form S-8 No. 333-115923 relating to the 2004 Performance Incentive Plan of the Company; Registration Statements on Form S-8 No. 333-115924 relating to the Non-Management Directors’ Stock Incentive Plan of the Company and No. 333-159544 relating to the 2009 Non-Management Director’s Stock Incentive Plan of the Company; Registration Statement on Form S-8 No. 333-134498 relating to the 2006 Performance Incentive Plan of the Company; Registration Statement on Form S-8 No. 333-134497, relating to the Employee Stock Purchase Plan (2006) of the Company; Registration Statement on Form S-8 No. 333-159546 relating to the 2009 Performance Incentive Plan of The Interpublic Group of Companies, Inc. of our report dated February 26, 2010 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

New York, New York

February 26, 2010